Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 21, 2026 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2026 financial results
•NextEra Energy delivers strong third-quarter results
•FPL grows regulatory capital employed by approximately 9.2% year-over-year through disciplined capital investments and continues to keep customer bills low while delivering highly reliable electricity
•NextEra Energy Resources has a strong quarter for new renewables and storage origination, adding 3.7 gigawatts of renewables and storage to its backlog, which now stands at approximately 36.7 gigawatts
•NextEra Energy and Dominion Energy continue to advance their pending combination following shareholder approval

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2026 third-quarter net income attributable to NextEra Energy on a GAAP basis of $4.775 billion, or $2.28 per share, compared to $2.438 billion, or $1.18 per share, for the third quarter of 2025. On an adjusted basis, NextEra Energy's 2026 third-quarter earnings were $2.592 billion, or $1.24 per share, compared to $2.348 billion, or $1.13 per share, in the third quarter of 2025.

"NextEra Energy delivered strong third-quarter results, with adjusted earnings per share increasing 9.7% year-over-year, reflecting continued strong financial and operational performance at both FPL and NextEra Energy Resources," said John Ketchum, chairman, president and chief executive officer. "Our thoughts remain with the communities across Northwest Florida devastated by Hurricane Isaias. I am incredibly proud of our employees and the thousands of contractors, mutual-assistance crews, first responders and community partners who worked around the clock to restore power safely and quickly to our customers. Their preparation, dedication, commitment and selflessness, together with our investments in a stronger, smarter and more storm-resilient grid, helped reduce the number and duration of outages and enabled us to get our customers' lives back to normal faster.

"A year ago, we laid out a clear plan for NextEra Energy, and today we continue to execute against that plan. We believe NextEra Energy remains one of the best-positioned companies in the sector, with the scale, balance sheet, supply chain, technology, customer relationships, and development and operating expertise to build what our customers need, when and where they need it. We are executing across our full set of growth opportunities by staying focused on affordability, reliability and delivering every day for our customers. We expect to grow adjusted earnings per share at a compound annual growth rate of 8%+ through 2032 and are targeting the same from 2032 through 2035, all off the 2025 base.

"We also continue to advance our pending combination with Dominion Energy. Shareholders of both companies approved the transaction in September, and the state and federal regulatory reviews are moving forward. Last month, we announced a comprehensive benefits package in Virginia centered around affordability, jobs and building more clean energy and battery storage faster to decrease reliance on expensive imports. We believe these additional commitments further demonstrate the tangible benefits this combination can deliver for customers and communities in the Commonwealth. We will also continue to engage in constructive dialogue with stakeholders in South Carolina and North Carolina and are confident this combination will deliver benefits that matter most to each state."

FPL
FPL reported third-quarter 2026 net income of $1.62 billion, or $0.77 per share, compared to $1.463 billion, or $0.71 per share, for the prior-year comparable quarter.

FPL's growth in the third quarter of 2026 was driven primarily by continued disciplined capital investments. FPL's capital expenditures were approximately $2.4 billion for the third quarter, and full-year capital investments are expected to be approximately $12 billion. Regulatory capital employed increased by approximately 9.2%, compared to the prior-year comparable quarter.

FPL continues to demonstrate that it can consistently deliver customer affordability and reliability while serving one of the fastest-growing states in the nation and the world's 14th largest economy. FPL's typical residential bill is approximately 37% below the national average and is projected to increase only 2% annually, on average, through the end of the decade. FPL drives consistently low bills through exceptional operational efficiency. FPL's non-fuel O&M is more than 70% lower than the industry average on a dollar-per-megawatt-hour basis. Customers also continue to benefit from top-decile reliability that's more than 60% better than the national average. FPL's customer service is also ranked top decile nationally for residential customer satisfaction, while maintaining the lowest billing cost per customer.

Following Hurricane Isaias, FPL restored power safely and quickly to all customers able to safely accept service. In preparation for the storm, FPL assembled a restoration workforce of approximately 17,000 men and women from 29 states, pre-positioning crews, equipment and supplies ahead of the storm so restoration could begin as soon as conditions were safe. The hurricane exited FPL's service area early Saturday morning, Oct. 10, and by Tuesday, FPL had restored power to more than 97% of affected customers. Early forensic analysis shows investing in a stronger, smarter and more storm-resilient grid benefited FPL customers. Not a single hardened transmission or distribution pole failed during Isaias, underground neighborhood power lines performed approximately 14 times better than overhead lines, and smart-grid technology avoided approximately 140,000 outages.

NextEra Energy Resources
NextEra Energy Resources reported third-quarter 2026 net income attributable to NextEra Energy on a GAAP basis of $1.491 billion, or $0.71 per share, compared to $1.275 billion, or $0.62 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2026 were $1.247 billion, or $0.59 per share, compared to $1.102 billion, or $0.53 per share, for the third quarter of 2025.

NextEra Energy Resources had a strong quarter of new renewables and storage origination, adding 3.7 gigawatts (GW) to its backlog. This includes another strong quarter of battery storage origination at 2.4 GW. With these additions, NextEra Energy Resources' backlog now totals approximately 36.7 GW after taking into account 1.8 GW of new projects placed into service since the second-quarter 2026 financial results call in July.

NextEra Energy Resources also continues to expand its regulated electric and natural gas transmission portfolio. Regulated and invested capital, along with secured capital expenditures across electric and gas transmission, have increased roughly 25% to approximately $12.7 billion since December 2025. During the quarter, NextEra Energy Resources formed a joint venture with Chesapeake Utilities Corporation to build a $1.2 billion, 97-mile intrastate natural gas pipeline in South Florida.

NextEra Energy Resources continues to make significant progress across its large-load opportunity set. The company has signed definitive agreements for three federal hub projects with two in Texas and one in Pennsylvania, totaling approximately 16.5 GW and has secured $5.7 billion in initial funding year-to-date. For the federal hubs, NextEra Energy Resources expects to develop, build and operate the projects for fees without investing capital.

NextEra Energy Resources also continues to advance a significant pipeline of large-load projects that it expects to own and operate. In July, NextEra Energy was part of a coalition of energy, infrastructure and utility companies that announced a strategic partnership to develop a data center campus at the U.S. Department of Energy's Paducah Site in Western Kentucky. NextEra Energy expects to build and own dedicated generation resources to power the campus, including up to 2 GW of natural gas and up to 2.6 GW of battery storage systems. NextEra Energy Resources also has a development pipeline of 30 potential hubs it is discussing with the market and continues to expect that number to rise to 40 by year-end.

NextEra Energy Resources' Duane Arnold nuclear plant in Iowa remains on track to be recommissioned and re-enter service no later than the first quarter of 2029. During the quarter, the company closed a loan with the U.S. Department of Energy of up to $1.9 billion to support the restart. This milestone moves the company closer to restarting Iowa's only nuclear plant and adding reliable, around-the-clock energy to the regional grid. During the quarter, NextEra Energy Resources also executed a 20-year power purchase agreement for approximately 1 GW of its Point Beach nuclear asset in Wisconsin at a competitive price, which remains subject to approval by the Public Service Commission of Wisconsin. The full output of the plant is now contracted into the 2050s. NextEra Energy Resources' year-to-date renewables and nuclear recontracting total is nearly 2.4 GW.

Corporate and Other
In the third quarter of 2026 on a GAAP basis, Corporate and Other results increased $0.95 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the third quarter of 2026 decreased $0.01 per share, compared to the prior-year quarter.

NextEra Energy and Dominion Energy pending combination
NextEra Energy and Dominion Energy continue to advance their pending combination. On Sept. 3, shareholders of both companies approved the pending combination, satisfying an important closing condition. The state regulatory reviews are also moving forward. In Virginia and South Carolina, procedural schedules have been set with hearings in November and December, respectively, and the companies expect final orders in January 2027. The North Carolina Utilities Commission has established a procedural schedule with expert witness hearings beginning in February 2027. The federal review processes are also underway and continuing.

In September, NextEra Energy announced an enhanced benefits package for Virginia that doubled residential bill credits from two years to four years, provided an additional $100 million of shareholder-funded support for Dominion Energy's customer bill assistance program through 2038, provided $100 million to directly support workforce development and created up to a $5 billion Virginia supplier program through spending commitments over five years that support cost-competitive contractors, suppliers and service providers doing business in Virginia. NextEra Energy also committed to creating 600 new NextEra Energy jobs in Virginia that would work out of a new shareholder-funded co-headquarters tower in downtown Richmond and to maintaining Virginia employee headcount for the next five years. Through its supplier relationships, NextEra Energy has already secured letters of intent for at least 400 new jobs if the combination is approved, bringing the total to 1,000 new Virginia jobs.

As announced in May, the combined company is expected to support approximately 11% annual growth in regulatory capital employed through 2032 and 9%+ adjusted earnings per share growth through 2032, with a 9%+ target through 2035, all off a 2025 base. The companies continue to expect the combination to close in the second half of 2027.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. NextEra Energy continues to expect 2026 adjusted earnings per share to be in the range of $3.92 to $4.02 and is targeting the high end of that range. NextEra Energy also continues to expect a compound annual growth rate in adjusted earnings per share of 8%+ annually through 2032 and is targeting the same from 2032 through 2035, all off the 2025 base of $3.71 adjusted earnings per share. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through 2026, off a 2024 base, and 6% per year from year-end 2026 through 2028.

Conference call information
As previously announced, NextEra Energy's third-quarter 2026 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the link listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is the largest electric power and energy infrastructure company in North America and is a leading provider of electricity to American homes and businesses. Headquartered in Juno Beach, Florida, NextEra Energy is a Fortune 200 company that owns Florida Power & Light Company, America's largest electric utility, which provides reliable electricity to approximately 12 million people across Florida. NextEra Energy also owns the largest energy infrastructure development company in the U.S., NextEra Energy Resources, LLC. NextEra Energy and its affiliated entities are meeting America's growing energy needs with a diverse mix of energy sources, including natural gas, nuclear, renewable energy and battery storage. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; XPLR Infrastructure, LP net investment gains; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind, solar, and storage development and construction; market demand for generation development and capacity needs; market demand and policy support for transmission development and expansion; market demand for pipeline capacity; access to capital at reasonable cost and terms; rate case outcomes consistent with historical; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning the pending business combination transaction between NextEra Energy and Dominion Energy, Inc., a Virginia corporation (Dominion Energy) and future events, plans and anticipated results of operations, the anticipated benefits of the pending transactions, the anticipated impact of the pending transactions on the combined company’s business and future financial and operating results, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends and statements concerning growth strategies, capital investment opportunities and technology initiatives. In addition, all statements other than statements of historical fact included or incorporated by reference in this news release, including, among other things, statements regarding the pending business combination transaction between NextEra Energy and Dominion Energy, and other aspects of NextEra Energy’s, FPL’s or Dominion Energy's operations or operating results, are forward-looking statements. In some cases, you can identify the forward-looking statements by words or phrases such as "ambition," “will,” “may result,” “expect,” “anticipate,” "estimate," “believe,” "budget," “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would,” “estimate,” “continue,” “could,” “objective,” “guidance,” “effort” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance, outcomes or results and are subject to numerous risks, uncertainties and other factors, many of which are beyond NextEra Energy's, FPL's or Dominion Energy's control, that could cause actual performance, outcomes or results to differ materially from what is expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations.

The risks and uncertainties relating to each of NextEra Energy’s and FPL’s businesses and financial condition include, but are not limited to, those discussed in this news release and the following: risks related to the pending merger with Dominion Energy (including restrictions on our operations during the pendency of the merger; the risk that any governmental or regulatory approval, consent or authorization that may be required for the pending transactions is not obtained, is delayed or is obtained subject to conditions that are not anticipated or that cause the termination of the merger agreement and abandonment of the transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement by either party; the risk that certain provisions in the merger agreement or the pendency of the transactions may impact either party’s ability to pursue certain business opportunities or strategic transactions; the risk that we may not realize the anticipated benefits of the pending transactions or successfully integrate the two companies, the anticipated impact of the pending transactions on the combined company’s business and future financial and operating results, and the anticipated closing date for the pending transactions; effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support clean energy of NextEra Energy and FPL and their affiliated entities or changes in or the imposition of additional tax laws, tariffs, duties, policies or other costs or assessments on clean energy or equipment necessary to generate, store or deliver it; impact of new or revised laws, regulations, executive orders, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal, state and local government regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities and other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; planned productivity increases and competitive advantages through the use of artificial intelligence technologies may not be realized and the use of and reliance on artificial intelligence may present certain risks; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low natural gas and oil prices, disrupted production or unsuccessful drilling efforts could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) natural gas and oil production operations and cause NextEra Energy Resources to delay or cancel certain natural gas and oil production projects and could result in certain assets becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirements services; inability or failure to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation operations on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems, or implementation challenges; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; defaults or noncompliance related to project-specific, limited-recourse financing agreements; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; reduction of NextEra Energy's and FPL's liquidity from the inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's assets and investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends, make distributions or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to NextEra Energy’s, FPL’s and Dominion Energy’s respective periodic reports and other filings with the Securities and Exchange Commission (SEC), including, but not limited to, the risk factors contained in NextEra Energy’s and FPL’s, on the one hand, and Dominion Energy’s, on the other, most recently filed Annual Reports on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, the registration statement on Form S-4 (Registration No. 333-297351) filed by NextEra Energy with the SEC on July 9, 2026 (Registration Statement), which was declared effective by the SEC on July 23, 2026, and the definitive joint proxy statement/prospectus filed by NextEra Energy with the SEC on July 28, 2026 (definitive joint proxy statement/prospectus).

This news release should be read in conjunction with such SEC filings. Any forward-looking statements included in this news release represent current expectations, are inherently uncertain and are made only as of the date hereof (or, if applicable, the dates indicated in such statement). Except as required by law, neither NextEra Energy or FPL undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

No Offer or Solicitation
This news release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Transactions and Where to Find It
In connection with the pending transactions, NextEra Energy has filed with the SEC the Registration Statement, which includes a joint proxy statement of NextEra Energy and Dominion Energy that also constitutes a prospectus of NextEra Energy. The Registration Statement was declared effective by the SEC on July 23, 2026. NextEra Energy filed the definitive joint proxy statement/prospectus with the SEC, and Dominion Energy filed a definitive proxy statement with the SEC, in each case, on July 28, 2026, and each of NextEra Energy and Dominion Energy commenced mailing of the definitive joint proxy statement/prospectus to their respective shareholders on or about July 28, 2026. Each of NextEra Energy and Dominion Energy may also file other relevant documents with the SEC regarding the pending transactions. This news release is not a substitute for the Registration Statement or the definitive joint proxy statement/prospectus or any other document that NextEra Energy or Dominion Energy may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTERA ENERGY, DOMINION ENERGY, THE PENDING TRANSACTIONS AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Registration Statement, the definitive joint proxy statement/prospectus and other documents containing important information about NextEra Energy, Dominion Energy and the pending transactions, filed or that will be filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by NextEra Energy are available free of charge on NextEra Energy’s website at http://www.investor.nexteraenergy.com/ or by contacting NextEra Energy’s Investor Relations Department by email at investors@nexteraenergy.com or by phone at (800) 222-4511. Copies of the documents filed with the SEC by Dominion Energy are available free of charge on Dominion Energy’s website at http://investors.dominionenergy.com or by contacting Dominion Energy’s Investor Relations Department by email at investor.relations@dominionenergy.com or by phone at (804) 819-2438.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,421	$2,516	$153	$8,090
Operating Expenses
Fuel, purchased power and interchange	1,277	422	—	1,699
Other operations and maintenance	437	810	181	1,428
Merger-related expenses	—	—	19	19
Depreciation and amortization	875	761	15	1,651
Taxes other than income taxes and other – net	598	114	1	713
Total operating expenses – net	3,187	2,107	216	5,510
Gains (Losses) on Disposal of Businesses/Assets – Net	1	46	(3)	44
Operating Income (Loss)	2,235	455	(66)	2,624
Other Income (Deductions)
Interest expense	(348)	49	2,228	1,929
Equity in earnings (losses) of equity method investees	—	293	—	293
Allowance for equity funds used during construction	63	2	—	65
Gains (Losses) on disposal of investments and other property – net	—	44	—	44
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(50)	—	(50)
Other net periodic benefit income	—	—	71	71
Other – net	(1)	42	12	53
Total other income (deductions) – net	(286)	380	2,311	2,405
Income (Loss) before Income Taxes	1,949	835	2,245	5,029
Income Tax Expense (Benefit)	329	(248)	581	662
Net Income (Loss)	1,620	1,083	1,664	4,367
Net Loss Attributable to Noncontrolling Interests	—	408	—	408
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,620	$1,491	$1,664	$4,775
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,620	$1,491	$1,664	$4,775
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(382)	(2,623)	(3,005)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	49	—	49
XPLR Infrastructure, LP investment gains – net	—	9	—	9
Merger-related expenses	—	—	19	19
Less related income tax expense (benefit)(c)	—	80	665	745
Adjusted Earnings (Loss)	$1,620	$1,247	$(275)	$2,592
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.77	$0.71	$0.80	$2.28
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.18)	(1.25)	(1.43)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.02	—	0.02
XPLR Infrastructure, LP investment gains – net	—	—	—	—
Merger-related expenses	—	—	0.01	0.01
Less related income tax expense (benefit)(c)	—	0.04	0.32	0.36
Adjusted Earnings (Loss) Per Share	$0.77	$0.59	$(0.12)	$1.24
Weighted-average shares outstanding (assuming dilution)				2,098

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(288)	$(0.14)	$(1,958)	$(0.93)	$(2,246)	$(1.07)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$38	$0.02	$—	$—	$38	$0.02
	XPLR Infrastructure, LP investment gains – net	$6	$—	$—	$—	$6	$—
	Merger-related expenses	$—	$—	$19	$0.01	$19	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,285	$2,566	$115	$7,966
Operating Expenses
Fuel, purchased power and interchange	1,124	299	—	1,423
Other operations and maintenance	432	810	168	1,410
Merger-related expenses	—	—	—	—
Depreciation and amortization	1,385	695	16	2,096
Taxes other than income taxes and other – net	547	103	3	653
Total operating expenses – net	3,488	1,907	187	5,582
Gains (Losses) on Disposal of Businesses/Assets – Net	—	142	1	143
Operating Income (Loss)	1,797	801	(71)	2,527
Other Income (Deductions)
Interest expense	(320)	(405)	(428)	(1,153)
Equity in earnings (losses) of equity method investees	—	195	9	204
Allowance for equity funds used during construction	46	2	—	48
Gains (Losses) on disposal of investments and other property – net	—	69	(1)	68
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	63	—	63
Other net periodic benefit income	—	—	67	67
Other – net	(8)	42	27	61
Total other income (deductions) – net	(282)	(34)	(326)	(642)
Income (Loss) before Income Taxes	1,515	767	(397)	1,885
Income Tax Expense (Benefit)	52	(205)	(97)	(250)
Net Income (Loss)	1,463	972	(300)	2,135
Net Loss Attributable to Noncontrolling Interests	—	303	—	303
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,463	$1,275	$(300)	$2,438
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,463	$1,275	$(300)	$2,438
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(182)	108	(74)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(64)	—	(64)
XPLR Infrastructure, LP investment gains – net	—	9	—	9
Merger-related expenses	—	—	—	—
Less related income tax expense (benefit)(c)	—	64	(25)	39
Adjusted Earnings (Loss)	$1,463	$1,102	$(217)	$2,348
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.71	$0.62	$(0.15)	$1.18
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.09)	0.05	(0.04)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.03)	—	(0.03)
XPLR Infrastructure, LP investment gains – net	—	—	—	—
Merger-related expenses	—	—	—	—
Less related income tax expense (benefit)(c)	—	0.03	(0.01)	0.02
Adjusted Earnings (Loss) Per Share	$0.71	$0.53	$(0.11)	$1.13
Weighted-average shares outstanding (assuming dilution)				2,071

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(135)	$(0.07)	$83	$0.04	$(52)	$(0.03)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(45)	$(0.02)	$—	$—	$(45)	$(0.02)
	XPLR Infrastructure, LP investment gains – net	$7	$—	$—	$—	$7	$—
	Merger-related expenses	$—	$—	$—	$—	$—	$—
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$14,588	$7,360	$377	$22,325
Operating Expenses
Fuel, purchased power and interchange	3,349	1,054	(1)	4,402
Other operations and maintenance	1,240	2,557	512	4,309
Merger-related expenses	—	—	51	51
Depreciation and amortization	2,568	2,164	48	4,780
Taxes other than income taxes and other – net	1,646	358	4	2,008
Total operating expenses – net	8,803	6,133	614	15,550
Gains (Losses) on Disposal of Businesses/Assets – Net	2	304	(12)	294
Operating Income (Loss)	5,787	1,531	(249)	7,069
Other Income (Deductions)
Interest expense	(1,035)	(785)	1,975	155
Equity in earnings (losses) of equity method investees	—	795	1	796
Allowance for equity funds used during construction	171	5	—	176
Gains (Losses) on disposal of investments and other property – net	—	147	—	147
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	80	—	80
Other net periodic benefit income	—	—	165	165
Other – net	2	97	79	178
Total other income (deductions) – net	(862)	339	2,220	1,697
Income (Loss) before Income Taxes	4,925	1,870	1,971	8,766
Income Tax Expense (Benefit)	432	(848)	505	89
Net Income (Loss)	4,493	2,718	1,466	8,677
Net Loss Attributable to Noncontrolling Interests	—	1,425	—	1,425
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,493	$4,143	$1,466	$10,102
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,493	$4,143	$1,466	$10,102
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(709)	(3,094)	(3,803)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(83)	—	(83)
XPLR Infrastructure, LP investment gains – net	—	27	—	27
Merger-related expenses	—	—	51	51
Less related income tax expense (benefit)(c)	—	198	782	980
Adjusted Earnings (Loss)	$4,493	$3,576	$(795)	$7,274
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.15	$1.98	$0.69	$4.82
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.34)	(1.48)	(1.82)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.04)	—	(0.04)
XPLR Infrastructure, LP investment gains – net	—	0.01	—	0.01
Merger-related expenses	—	—	0.02	0.02
Less related income tax expense (benefit)(c)	—	0.10	0.38	0.48
Adjusted Earnings (Loss) Per Share	$2.15	$1.71	$(0.39)	$3.47
Weighted-average shares outstanding (assuming dilution)				2,094

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(532)	$(0.26)	$(2,311)	$(1.10)	$(2,843)	$(1.36)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(54)	$(0.02)	$—	$—	$(54)	$(0.02)
	XPLR Infrastructure, LP investment gains – net	$19	$0.01	$—	$—	$19	$0.01
	Merger-related expenses	$—	$—	$50	$0.02	$50	$0.02
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$13,989	$6,643	$280	$20,912
Operating Expenses
Fuel, purchased power and interchange	3,006	766	(1)	3,771
Other operations and maintenance	1,254	2,126	423	3,803
Merger-related expenses	—	—	—	—
Depreciation and amortization	2,873	2,043	48	4,964
Taxes other than income taxes and other – net	1,544	328	5	1,877
Total operating expenses – net	8,677	5,263	475	14,415
Gains (Losses) on Disposal of Businesses/Assets – Net	1	205	(9)	197
Operating Income (Loss)	5,313	1,585	(204)	6,694
Other Income (Deductions)
Interest expense	(964)	(1,367)	(1,656)	(3,987)
Equity in earnings (losses) of equity method investees	—	(275)	9	(266)
Allowance for equity funds used during construction	123	7	—	130
Gains (Losses) on disposal of investments and other property – net	—	170	(1)	169
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	65	—	65
Other net periodic benefit income	—	—	201	201
Other – net	13	111	82	206
Total other income (deductions) – net	(828)	(1,289)	(1,365)	(3,482)
Income (Loss) before Income Taxes	4,485	296	(1,569)	3,212
Income Tax Expense (Benefit)	431	(1,073)	(385)	(1,027)
Net Income (Loss)	4,054	1,369	(1,184)	4,239
Net Loss Attributable to Noncontrolling Interests	—	1,061	—	1,061
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,054	$2,430	$(1,184)	$5,300
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,054	$2,430	$(1,184)	$5,300
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	95	770	865
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(71)	—	(71)
XPLR Infrastructure, LP investment gains – net	—	867	—	867
Merger-related expenses	—	—	—	—
Less related income tax expense (benefit)(c)	—	(220)	(192)	(412)
Adjusted Earnings (Loss)	$4,054	$3,101	$(606)	$6,549
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.96	$1.18	$(0.57)	$2.57
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.05	0.37	0.42
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.03)	—	(0.03)
XPLR Infrastructure, LP investment gains – net	—	0.42	—	0.42
Merger-related expenses	—	—	—	—
Less related income tax expense (benefit)(c)	—	(0.12)	(0.09)	(0.21)
Adjusted Earnings (Loss) Per Share	$1.96	$1.50	$(0.29)	$3.17
Weighted-average shares outstanding (assuming dilution)				2,064

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$71	$0.03	$578	$0.28	$649	$0.31
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(50)	$(0.02)	$—	$—	$(50)	$(0.02)
	XPLR Infrastructure, LP investment gains – net	$650	$0.31	$—	$—	$650	$0.31
	Merger-related expenses	$—	$—	$—	$—	$—	$—
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
September 30, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$819	$2,504	$2,256	$5,579
Customer receivables, net of allowances	2,191	2,649	1	4,841
Other receivables	373	708	419	1,500
Materials, supplies and fuel inventory	1,450	1,378	8	2,836
Regulatory assets	217	21	1	239
Derivatives	9	1,429	887	2,325
Other	190	880	196	1,266
Total current assets	5,249	9,569	3,768	18,586
Other assets:
Property, plant and equipment – net	87,409	89,527	142	177,078
Special use funds	8,158	3,519	—	11,677
Investment in equity method investees	—	6,067	20	6,087
Prepaid benefit costs	2,134	5	818	2,957
Regulatory assets	7,048	171	13	7,232
Derivatives	—	2,225	1,654	3,879
Goodwill	2,965	2,175	12	5,152
Other	925	9,782	1,697	12,404
Total other assets	108,639	113,471	4,356	226,466
TOTAL ASSETS	$113,888	$123,040	$8,124	$245,052
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$—	$—	$3,716	$3,716
Other short-term debt	—	608	3,650	4,258
Current portion of long-term debt	328	1,419	7,086	8,833
Accounts payable	1,254	6,211	71	7,536
Customer deposits	1,143	34	—	1,177
Accrued interest and taxes	1,385	510	255	2,150
Derivatives	15	1,025	27	1,067
Accrued construction-related expenditures	780	1,892	—	2,672
Regulatory liabilities	472	17	—	489
Other	550	1,707	983	3,240
Total current liabilities	5,927	13,423	15,788	35,138
Other liabilities and deferred credits:
Long-term debt	30,192	17,503	49,430	97,125
Asset retirement obligations	2,235	1,704	—	3,939
Deferred income taxes	10,624	4,871	(1,193)	14,302
Regulatory liabilities	13,156	162	2	13,320
Derivatives	33	1,645	53	1,731
Other	341	3,597	1,217	5,155
Total other liabilities and deferred credits	56,581	29,482	49,509	135,572
TOTAL LIABILITIES	62,508	42,905	65,297	170,710
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,477	—	1,477
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,866	33,875	(40,448)	20,293
Retained earnings	23,141	33,532	(15,376)	41,297
Accumulated other comprehensive income (loss)	—	(116)	3	(113)
Total common shareholders' equity	51,380	67,291	(57,173)	61,498
Noncontrolling interests	—	11,367	—	11,367
TOTAL EQUITY	51,380	78,658	(57,173)	72,865
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$113,888	$123,040	$8,124	$245,052

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
December 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$42	$1,760	$1,010	$2,812
Customer receivables, net of allowances	1,667	2,337	14	4,018
Other receivables	413	979	341	1,733
Materials, supplies and fuel inventory	1,373	1,025	22	2,420
Regulatory assets	401	32	—	433
Derivatives	39	931	27	997
Other	216	782	173	1,171
Total current assets	4,151	7,846	1,587	13,584
Other assets:
Property, plant and equipment – net	81,755	74,287	155	156,197
Special use funds	7,684	3,270	—	10,954
Investment in equity method investees	—	5,509	19	5,528
Prepaid benefit costs	2,072	5	791	2,868
Regulatory assets	5,405	222	12	5,639
Derivatives	1	1,838	159	1,998
Goodwill	2,965	1,873	11	4,849
Other	1,125	8,678	1,301	11,104
Total other assets	101,007	95,682	2,448	199,137
TOTAL ASSETS	$105,158	$103,528	$4,035	$212,721
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,130	$—	$825	$1,955
Other short-term debt	—	608	—	608
Current portion of long-term debt	641	925	1,934	3,500
Accounts payable	1,084	6,498	1	7,583
Customer deposits	685	24	—	709
Accrued interest and taxes	470	341	374	1,185
Derivatives	15	802	296	1,113
Accrued construction-related expenditures	1,153	1,809	4	2,966
Regulatory liabilities	344	12	—	356
Other	672	1,552	618	2,842
Total current liabilities	6,194	12,571	4,052	22,817
Other liabilities and deferred credits:
Long-term debt	28,041	17,523	43,992	89,556
Asset retirement obligations	2,158	1,511	—	3,669
Deferred income taxes	10,156	4,155	(1,952)	12,359
Regulatory liabilities	11,280	193	1	11,474
Derivatives	1	1,949	198	2,148
Other	342	2,903	974	4,219
Total other liabilities and deferred credits	51,978	28,234	43,213	123,425
TOTAL LIABILITIES	58,172	40,805	47,265	146,242
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	—	—
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,866	21,536	(28,908)	19,494
Retained earnings	18,747	29,389	(13,034)	35,102
Accumulated other comprehensive income (loss)	—	(73)	64	(9)
Total common shareholders' equity	46,986	50,852	(43,230)	54,608
Noncontrolling interests	—	11,871	—	11,871
TOTAL EQUITY	46,986	62,723	(43,230)	66,479
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$105,158	$103,528	$4,035	$212,721

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,493	$2,718	$1,466	$8,677
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,568	2,164	48	4,780
Nuclear fuel and other amortization	130	191	29	350
Unrealized losses (gains) on marked to market derivative contracts – net	—	(825)	(2,769)	(3,594)
Foreign currency transaction losses (gains)	—	—	(320)	(320)
Deferred income taxes	299	588	812	1,699
Cost recovery clauses and franchise fees	270	—	—	270
Equity in losses (earnings) of equity method investees	—	(795)	(1)	(796)
Distributions of earnings from equity method investees	—	366	—	366
Losses (gains) on disposal of businesses, assets and investments – net	(2)	(451)	12	(441)
Recoverable storm-related costs	(24)	—	—	(24)
Other – net	7	201	174	382
Changes in operating assets and liabilities:
Current assets	(500)	(142)	(113)	(755)
Noncurrent assets	(110)	(45)	(168)	(323)
Current liabilities	1,497	(57)	225	1,665
Noncurrent liabilities	17	111	258	386
Net cash provided by (used in) operating activities	8,645	4,024	(347)	12,322
Cash Flows From Investing Activities
Capital expenditures of FPL	(8,160)	—	—	(8,160)
Independent power and other investments of NEER	—	(19,044)	—	(19,044)
Nuclear fuel purchases	(162)	(179)	—	(341)
Other capital expenditures	—	—	(9)	(9)
Sale of independent power and other investments of NEER	—	665	—	665
Proceeds from sale or maturity of securities in special use funds and other investments	2,732	1,506	374	4,612
Purchases of securities in special use funds and other investments	(2,897)	(1,193)	(694)	(4,784)
Other – net	26	45	4	75
Net cash used in investing activities	(8,461)	(18,200)	(325)	(26,986)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,502	2,936	12,794	18,232
Retirements of long-term debt	(649)	(2,463)	(1,800)	(4,912)
Proceeds from differential membership investors	—	1,334	—	1,334
Payments to differential membership investors	—	(597)	—	(597)
Net change in commercial paper	(1,130)	—	2,891	1,761
Proceeds from other short-term debt	—	—	4,300	4,300
Repayments of other short-term debt	—	—	(650)	(650)
Cash swept from (repayments to) related parties – net	—	25	—	25
Issuances of common stock/equity units	—	—	969	969
Proceeds from sale of project minority interests	—	1,559	—	1,559
Dividends on common stock	—	—	(3,907)	(3,907)
Dividends & capital distributions from (to) parent – net	(100)	12,409	(12,309)	—
Other – net	(36)	(186)	(370)	(592)
Net cash provided by financing activities	587	15,017	1,918	17,522
Effects of currency translation on cash, cash equivalents and restricted cash	—	(2)	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	771	839	1,246	2,856
Cash, cash equivalents and restricted cash at beginning of period	88	1,901	1,017	3,006
Cash, cash equivalents and restricted cash at end of period	$859	$2,740	$2,263	$5,862

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,054	$1,369	$(1,184)	$4,239
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,873	2,043	48	4,964
Nuclear fuel and other amortization	118	116	28	262
Unrealized losses (gains) on marked to market derivative contracts – net	—	(6)	805	799
Foreign currency transaction losses (gains)	—	2	25	27
Deferred income taxes	101	(249)	(312)	(460)
Cost recovery clauses and franchise fees	(17)	—	—	(17)
Equity in losses (earnings) of equity method investees	—	275	(9)	266
Distributions of earnings from equity method investees	—	353	—	353
Losses (gains) on disposal of businesses, assets and investments – net	(1)	(375)	10	(366)
Recoverable storm-related costs	(418)	—	—	(418)
Other – net	19	70	148	237
Changes in operating assets and liabilities:
Current assets	(685)	(71)	81	(675)
Noncurrent assets	(163)	(96)	(87)	(346)
Current liabilities	968	(68)	(94)	806
Noncurrent liabilities	(14)	37	292	315
Net cash provided by (used in) operating activities	6,835	3,400	(249)	9,986
Cash Flows From Investing Activities
Capital expenditures of FPL	(6,736)	—	—	(6,736)
Independent power and other investments of NEER	—	(12,276)	—	(12,276)
Nuclear fuel purchases	(123)	(188)	—	(311)
Other capital expenditures	—	—	(5)	(5)
Sale of independent power and other investments of NEER	—	999	—	999
Proceeds from sale or maturity of securities in special use funds and other investments	2,459	1,440	298	4,197
Purchases of securities in special use funds and other investments	(2,586)	(1,346)	(638)	(4,570)
Other – net	23	37	(11)	49
Net cash used in investing activities	(6,963)	(11,334)	(356)	(18,653)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,996	1,762	11,488	15,246
Retirements of long-term debt	(1,220)	(812)	(5,514)	(7,546)
Proceeds from differential membership investors	—	1,065	—	1,065
Payments to differential membership investors	—	(166)	—	(166)
Net change in commercial paper	(521)	—	3,113	2,592
Proceeds from other short-term debt	—	—	1,950	1,950
Repayments of other short-term debt	—	(217)	(850)	(1,067)
Cash swept from (repayments to) related parties – net	—	(128)	—	(128)
Issuances of common stock/equity units	—	—	2,028	2,028
Proceeds from sale of project minority interests	—	—	—	—
Dividends on common stock	—	—	(3,499)	(3,499)
Dividends & capital distributions from (to) parent – net	(100)	7,739	(7,639)	—
Other – net	(37)	(324)	(138)	(499)
Net cash provided by financing activities	118	8,919	939	9,976
Effects of currency translation on cash, cash equivalents and restricted cash	—	3	—	3
Net increase (decrease) in cash, cash equivalents and restricted cash	(10)	988	334	1,312
Cash, cash equivalents and restricted cash at beginning of period	133	1,008	261	1,402
Cash, cash equivalents and restricted cash at end of period	$123	$1,996	$595	$2,714

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.40	$0.98	$1.18	$2.57

FPL – 2025 Earnings Per Share	$0.64	$0.62	$0.71	$1.96
New investment growth	0.04	0.05	0.05	0.13
Other and share dilution	0.02	—	0.01	0.06
FPL – 2026 Earnings Per Share	$0.70	$0.67	$0.77	$2.15

NEER – 2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.08	$0.48	$0.62	$1.18
New investments	0.04	0.09	0.09	0.22
Existing energy assets	0.03	(0.02)	0.05	0.06
Regulated operations	0.05	—	—	0.05
Customer supply	(0.04)	(0.03)	(0.04)	(0.11)
Non-qualifying hedges impact	0.04	0.17	0.07	0.29
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.04	(0.04)	—
XPLR Infrastructure, LP investment gains – net	0.31	—	—	0.30
Other, including financing costs, corporate general and administrative expenses, asset recycling, state taxes, other investment income and share dilution	(0.02)	0.05	(0.04)	(0.01)
NEER – 2026 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.49	$0.78	$0.71	$1.98

Corporate and Other – 2025 Loss Per Share	$(0.32)	$(0.12)	$(0.15)	$(0.57)
Non-qualifying hedges impact	0.19	0.22	0.97	1.38
Merger-related expenses	—	(0.01)	(0.01)	(0.02)
Other, including interest expense and share dilution	(0.02)	(0.04)	(0.01)	(0.10)
Corporate and Other – 2026 Earnings (Loss) Per Share	$(0.15)	$0.05	$0.80	$0.69

2026 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04	$1.50	$2.28	$4.82

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.